UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___ )

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Filed by a Party other than the Registrant ❒

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❒	Preliminary Proxy Statement
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❒	Definitive Proxy Statement
❒	Definitive Additional Materials
☒	Soliciting material Pursuant to §240.14a-12

OSI Restaurant Partners, Inc.
(Name of Registrant as Specified In Its Charter)

not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING MEMORANDUM HAS BEEN DISTRIBUTED TO CERTAIN EMPLOYEES IN CONNECTION WITH THE PROPOSED MERGER:

To:	All Managing Partners, Operating Partners, Chef Partners and JVPs
From:	Chris Sullivan, Bob Basham, Bill Allen and Paul Avery
Subject:	Restructuring of Partnerships
Date:	January 23, 2007

We are pleased to report that the proposed acquisition of OSI Restaurant Partners, Inc. by Bain Capital and Catterton Partners is proceeding on schedule.

Ever since we opened the first Outback Steakhouse in 1988, we have been committed to the belief that the performance of the proprietor and JVP drives our success. We have also been committed to the belief that having proprietors, chef partners and JVPs share in the performance of our restaurants as partners is the best way to drive superior performance and demonstrate our commitment to our people and to our Principles and Beliefs.

Our new partners, Bain Capital and Catterton Partners, share our commitment to our partnership programs.

As we have previously announced, Bain Capital, Catterton and the Founders are in the process of arranging debt financing for their acquisition of OSI. The proceeds from this debt financing are expected to provide a substantial part of the funds necessary for the transaction.

The prospective lenders of this debt financing have made two requests that necessitate some changes to the current structure of our partnerships. First, they have requested that various subsidiaries of OSI, including the limited partnerships organized in the U.S., guarantee the debt incurred to finance the transaction. The effect of the guarantee would be that each of the limited partnerships (including yours) or successor entity, together with other subsidiaries of OSI, could be responsible for the entire amount of the debt and called upon to pay the debt.

Second, the prospective real estate lenders have also requested that various subsidiaries of OSI, including the limited partnerships organized in the U.S., undertake certain structural changes to the way certain real estate assets are held. As a result, limited partnerships who are tenants under existing leases affected by the real estate financing would become subtenants with one of our subsidiaries as sublandlord. In addition, the subleases held by such limited partnership subtenants would be subject and subordinate to this debt financing, a master lease with a newly formed OSI subsidiary and, possibly, one or more master subleases between another OSI subsidiary and the OSI subsidiary that is the tenant under the master lease. Each limited partnership or successor entity will be required to consent to these arrangements and agree that its sublease is subject and subordinate to the debt financing, master lease and any such intervening subleases.

Under our current structure, we would need to provide separate GAAP financial statements for each limited partnership if these guarantees were given. This reporting requirement would create significant cost and administrative burden and would result in a substantial increase in accounting fees charged to the partnerships.

After careful consideration, we believe the best way to meet the financing goals while maintaining our commitments to our partners and minimizing administrative and other costs is to restructure the limited partnership interests of the managing partners, operating partners, chef partners, JVPs and development partners. In the restructuring, you would receive a limited partnership interest in a new partnership entity ("new partnership") in lieu of your partnership interest in your existing partnership ("existing partnership").

There would be no change in the amounts you are entitled to receive based upon the performance and cash flows of your restaurant. There would be no change to your PEP contribution or buy-out upon completion of your contract. You would become a limited partner in a new partnership, and receive your monthly cash distributions from the new partnership, and cease to be a limited partner in your existing partnership. Your existing partnership would continue to own all the assets it currently owns and would continue to operate the restaurants it currently operates. You would continue to be employed by OS Restaurant Services, Inc., which would lease your services to your new partnership which, in turn, would charge your existing partnership for your services in operating its restaurants. These service charges will be based on a percentage of net cash flow and the performance of your restaurant(s) and will fund the monthly cash distributions to you by the new partnership. In addition, in connection with these changes, we ask that you agree to amend and restate your employment agreement and to certain other changes summarized in the attached memos.

In addition to the structural and other changes described above, we have also decided to make some changes to the managing partner, chef partner and JVP programs effective January 1, 2007. These changes include a $5,000 per annum increase in base salary for managing partners, operating partners and chef partners, an opportunity for JVPs to earn larger percentage interests in cash distributions and to earn subsequent "buy-outs" and other changes that we are confident that you will agree are positive changes.

The effectiveness of the restructuring, salary increases and other changes would be contingent on the closing of the acquisition of OSI and also contingent, for each existing partnership, on all limited partners of that partnership agreeing to the restructuring. In addition, if the closing occurs, we expect each limited partnership or successor entity to consent to the real estate arrangements described above, whether or not your limited partnership is restructured, and agree that its sublease is subject and subordinate to the debt financing, master lease and any intervening subleases.

We will communicate with you again soon to describe in more detail the restructuring and the changes to the partner programs.

Please note that this memo and the attached memos are intended solely to summarize the restructuring and changes to your limited partnership interest and employment agreement and are not intended to communicate with you about any other matter concerning the transaction. We expect to be communicating with you over the next several months concerning other aspects of the transaction.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of OSI Restaurant Partners, Inc. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) OSI Restaurant Partners may be unable to obtain shareholder approval required for the transaction; (2) OSI Restaurant Partners may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on OSI Restaurant Partners or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the businesses of OSI Restaurant Partners may suffer as a result of uncertainty surrounding the transaction; (6) the financing required for Bain Capital and Catterton Partners to complete the transaction may be delayed or may not be available and (7) OSI Restaurant Partners may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of OSI Restaurant Partners are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov. Unless required by law, OSI Restaurant Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI Restaurant Partners’ SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

  RESTRUCTURING OF OSI
PARTNER PROGRAMS
Confidential Property of OSI
Restaurant Partners, Inc.

Important Notice
▪
This presentation is an overview and intended only as an introduction to the topics discussed.  It is not a contract and does not modify your or our rights and responsibilities.  You cannot rely on this presentation for any legal rights. Your legal rights will be determined only by the legal documents signed by you and us.
▪
This presentation does not constitute an offer to sell or solicitation of an offer to buy any of the interests or other securities discussed in this presentation.
Confidential Property of OSI
Restaurant Partners, Inc.

BUY-OUT STOCK OPTIONS
▪
ALL BUY-OUT STOCK OPTIONS (WHETHER OR NOT EXERCISABLE) ACCELERATE AND CASH OUT AT THE MERGER.
▪
YOU WILL RECEIVE CASH EQUAL TO:
➢
$40 MINUS EXERCISE PRICE MULTIPLIED BY NUMBER OF OPTIONS
EXAMPLE:  14,000 BUY-OUT OPTIONS WITH EXERCISE PRICE OF $35 PER SHARE.
PARTNER WOULD RECEIVE $70,000* ($40 - $35 = $5; $5 X 14,000 = $70,000)
*LESS REQUIRED TAX WITHHOLDING
NOTE:  YOU WILL BE REQUIRED TO SIGN A RELEASE AND RELATED
       DOCUMENTATION TO RECEIVE THESE AMOUNTS.
Confidential Property of OSI
Restaurant Partners, Inc.

BUY-OUT STOCK OPTIONS
▪
IF THE AMOUNT OF CASH YOU RECEIVE FOR YOUR BUY-OUT OPTIONS AT THE MERGER PLUS WHAT YOU HAVE RECEIVED FROM PRIOR EXERCISES FROM THAT GRANT OF BUY-OUT OPTIONS (CALCULATED PRIOR TO ANY REDUCTION FOR TAX WITHHOLDING) IS LESS THAN YOU WOULD HAVE RECEIVED UNDER THE PEP, YOU WILL RECEIVE A SUPPLEMENTAL PEP CONTRIBUTION EQUAL TO THE DIFFERENCE.
▪
TAX WITHHOLDING IS IGNORED FOR THIS PURPOSE.
▪
SUPPLEMENTAL PEP CONTRIBUTION IS PLACED IN THE PEP AND DISTRIBUTED AS FOLLOWS: 25% 5 YEARS FROM YOUR COMPLETION DATE; 1/3 OF THE BALANCE 7 YEARS FROM YOUR COMPLETION DATE AND THE REMAINDER 10 YEARS FROM YOUR COMPLETION DATE.
NOTE:  YOU WILL BE REQUIRED TO SIGN A RELEASE AND RELATED
DOCUMENTATION TO RECEIVE THESE AMOUNTS.
Confidential Property of OSI
Restaurant Partners, Inc.

BUY-OUT STOCK OPTIONS
▪
EXAMPLE OF SUPPLEMENTAL PEP CONTRIBUTION:
➢
ASSUME MANAGING PARTNER COMPLETED A CONTRACT IN
2003. CASH DISTRIBUTIONS FOR PRIOR 24 MONTHS = $100,000.
PEP CONTRIBUTION WOULD HAVE BEEN $150,000 ($100,000
DIVIDED BY 2 = $50,000; $50,000 X 3 = $150,000).
➢
ASSUME MANAGING PARTNER RECEIVED 14,000 BUY-OUT
STOCK OPTIONS AT $35 PER SHARE EXERCISE PRICE AND NO
PRIOR EXERCISES. PARTNER WOULD RECEIVE CASH OF
$70,000* FOR THE BUY-OUT OPTIONS AT THE MERGER ($40-$35
= $5; $5 X 14,000 = $70,000).
➢
THIS PARTNER WOULD RECEIVE A SUPPLEMENTAL PEP
CONTRIBUTION OF $80,000 ($150,000 - $70,000).
➢
SUPPLEMENTAL PEP CONTRIBUTION WOULD BE DISTRIBUTED
25% IN 2008; 1/3 OF BALANCE IN 2010 AND BALANCE IN 2013.
*LESS REQUIRED TAX WITHHOLDING
NOTE:  YOU WILL BE REQUIRED TO SIGN A RELEASE AND
RELATED DOCUMENTATION TO RECEIVE THESE AMOUNTS.
Confidential Property of OSI
Restaurant Partners, Inc.

EMPLOYMENT STOCK OPTIONS
▪
ALL EMPLOYMENT OPTIONS (VESTED AND
UNVESTED) ACCELERATE AND CASH OUT AT THE
MERGER.
▪
YOU WILL RECEIVE CASH EQUAL TO:
➢
$40 MINUS EXERCISE PRICE MULTIPLIED BY NUMBER
OPTIONS
•
EXAMPLE: 3,000 EMPLOYMENT OPTIONS (OF WHICH
NONE ARE VESTED) WITH EXERCISE PRICE OF
$33.00 PER SHARE.
•
PARTNER WOULD RECEIVE $21,000*

    ($40-$33 = $7; $7 X 3,000 = $21,000)
*LESS REQUIRED TAX WITHHOLDING
NOTE:  YOU WILL BE REQUIRED TO SIGN A RELEASE AND RELATED
DOCUMENTATION TO RECEIVE THESE AMOUNTS.
Confidential Property of OSI
Restaurant Partners, Inc.

EMPLOYMENT STOCK OPTIONS
▪
IF THE AMOUNT YOU RECEIVE FOR YOUR EMPLOYMENT OPTIONS AT THE MERGER PLUS WHAT YOU RECEIVED FROM ANY PRIOR EXERCISE FROM THAT GRANT OF EMPLOYMENT OPTIONS (CALCULATED PRIOR TO ANY REDUCTION FOR TAX WITHHOLDING) IS LESS THAN $25,000, YOU WILL RECEIVE A SUPPLEMENTAL CASH PAYMENT EQUAL TO THE DIFFERENCE IF YOU COMPLETE YOUR CURRENT
EMPLOYMENT TERM. TAX WITHHOLDING IS IGNORED FOR THIS PURPOSE.
▪
YOU WILL RECEIVE THE SUPPLEMENTAL CASH PAYMENT ON THE FIRST TO OCCUR OF: (i) COMPLETION OF YOUR CURRENT EMPLOYMENT TERM OR (ii) TERMINATION OF YOUR EMPLOYMENT FOR ANY REASON OTHER THAN “CAUSE”. YOU WILL NOT RECEIVE THE SUPPLEMENTAL CASH PAYMENT IF YOU QUIT OR ARE TERMINATED FOR CAUSE PRIOR TO COMPLETING YOUR CURRENT EMPLOYMENT TERM.
▪
EXAMPLE: PARTNER HAS 3,000 EMPLOYMENT OPTIONS WITH AN EXERCISE PRICE OF $33.00 AND NO PRIOR EXERCISES. PARTNER WILL RECEIVE AT MERGER $21,000*. PARTNER WILL ALSO RECEIVE A SUPPLEMENTAL CASH PAYMENT OF $4,000 IF THE PARTNER COMPLETES HIS/HER CURRENT EMPLOYMENT TERM.
*LESS REQUIRED TAX WITHHOLDING
NOTE:  YOU WILL BE REQUIRED TO SIGN A RELEASE AND RELATED DOCUMENTATION
TO RECEIVE THESE AMOUNTS.
Confidential Property of OSI
Restaurant Partners, Inc.

RESTRICTED STOCK GRANTS
▪
PARTNERS WHO HAVE RECEIVED GRANTS OF RESTRICTED STOCK AT THE START OF A CONTRACT, OR WHO HAVE BEEN PROMISED RESTRICTED STOCK UPON COMPLETION OF A CONTRACT, WILL RECEIVE A DEFERRED PAYMENT OF CASH EQUAL TO $40 PER SHARE* TERM.
➢
YOU WILL RECEIVE THE DEFERRED CASH PAYMENT ON THE FIRST TO OCCUR OF: (i) COMPLETION OF YOUR CURRENT EMPLOYMENT TERM OR (ii) TERMINATION OF YOUR EMPLOYMENT FOR ANY REASON OTHER THAN “CAUSE”. YOU WILL NOT RECEIVE THE DEFERRED CASH PAYMENT IF YOU QUIT OR ARE TERMINATED FOR CAUSE PRIOR TO COMPLETING YOUR CURRENT EMPLOYMENT TERM.
➢
AT THE CLOSING, THE CASH WILL BE PLACED INTO A TRUST ACCOUNT AND YOU WILL HAVE THE OPPORTUNITY TO INVEST IT IN A MONEY MARKET OR S&P 500 INDEX FUND. ALL INVESTMENT EARNINGS WILL BE PAID WITH THE DEFERRED CASH PAYMENT.
*LESS REQUIRED TAX WITHHOLDING AND PLUS OR MINUS ANY INCREASES OR DECREASES FROM INVESTMENT PRIOR TO COMPLETION OF CURRENT EMPLOYMENT TERM.
NOTE:  YOU WILL BE REQUIRED TO SIGN A RELEASE AND RELATED
DOCUMENTATION TO RECEIVE THESE AMOUNTS.
Confidential Property of OSI
Restaurant Partners, Inc.

Common Stock Credited Under PEP Plan
▪
Each notional share of Common Stock credited under
the PEP plan at the time of the Merger will be converted
into an obligation to pay $40 in cash
▪
Following the Merger, you can elect to have these
amounts notionally invested in the benchmark funds
under the Diversified Plan under the PEP
▪
Distribution from the PEP will be made in cash, rather
than stock, and will continue to be subject to applicable
tax withholding
▪
The cash will be distributed in accordance with the
existing PEP payment schedule and the terms of the
PEP plan as follows:  25% 5 years after completion of
contract; 25% (1/3 of remaining balance) after 7 years;
balance after 10 years
Confidential Property of OSI
Restaurant Partners, Inc.

BASE SALARY INCREASE
▪
MANAGING PARTNERS AND CHEF PARTNERS WHO AGREE TO THE PARTNERSHIP RESTRUCTURING WILL RECEIVE A $5,000 INCREASE IN ANNUAL BASE SALARY RETROACTIVE TO JANAURY 1, 2007.
▪
MANAGING PARTNERS AND CHEF PARTNERS WHO AGREE TO THE RESTRUCTURING WILL RECEIVE AN ADDITIONAL $5,000 INCREASE IN ANNUAL BASE SALARY EACH TIME THEY COMPLETE A 5 YEAR CONTRACT AND RE-SIGN.
▪
Confidential Property of OSI
Restaurant Partners, Inc.
MANAGING PARTNERS IN THEIR THIRD CONTRACT RECEIVE A MINIMUM BASE SALARY OF $65,000.

PARTNER OF THE YEAR
PARTICIPATION PROGRAM
▪
MANAGING PARTNERS AND CHEF PARTNERS WHO:
➢
COMPLETE A 5 YEAR CONTRACT; AND
➢
RE-SIGN FOR ANOTHER CONTRACT; AND
➢
MEET THE ELIGIBILTY CRITERIA
•
WILL BE OFFERED THE PARTNER OF THE YEAR
PARTICIPATION PROGRAM.
•
INVESTMENT FOR PERCENTAGE OF ANNUAL
INCREASE IN CASH DISTRIBUTIONS OVER “BASE”
DISTRIBUTION. SEE SUMMARY MEMO FOR DETAILS.
Confidential Property of OSI
Restaurant Partners, Inc.

LENDER REQUIREMENTS
FOR ACQUISITION
▪
Requirement:  Restaurant limited partnerships guarantee acquisition debt
➢
Approach: Restructure limited partnerships to achieve financing goals
▪
Requirement: Master lease structure for real estate-based financing
➢
Approach: Restaurant partnerships consent to sub-tenancy, subordination to real estate financing and master lease(s)
Note: Details of restructuring, master lease and real estate arrangements will be provided to you in separate communications
Confidential Property of OSI
Restaurant Partners, Inc.

RESTRUCTURING THE PARTNERSHIPS
▪
New limited partnerships are formed
➢
You receive limited partnership in new partnership in
lieu of the partnership interest you now hold
➢
No effect on the monthly payments you receive
➢
No effect on calculation of cash distributions
➢
No effect on your PEP contribution or partnership
buy-out upon completion of contract
Confidential Property of OSI
Restaurant Partners, Inc.

RESTRUCTURING THE PARTNERSHIPS
▪
APPLIES TO ALL LIMITED PARTNERS (MANAGING PARTNERS, OPERATING
PARTNERS, CHEF PARTNERS, JVPS, DEVELOPMENT PARTNERS).  APPLIES
TO ALL LIMITED PARTNER INTERESTS
Confidential Property of OSI
Restaurant Partners, Inc.
▪
ALL LIMITED PARTNERS WILL SELL THEIR PARTNERSHIP INTERESTS IN
THEIR EXISTING RESTAURANT LIMITED PARTNERSHIPS (“RESTAURANT
PARTNERSHIPS”) TO THE GENERAL PARTNER
▪
PURCHASE PRICE WILL EQUAL TAX BASIS; NO GAIN OR LOSS ON SALE
FOR TAX PURPOSES
▪
LIMITED PARTNERS WILL USE PURCHASE PRICE TO PURCHASE SAME
PERCENTAGE LIMITED PARTNER INTERESTS IN NEW LIMITED
PARTNERSHIPS.
▪
YOU SIGN AMENDED AND RESTATED EMPLOYMENT AGREEMENT
➢
OS RESTAURANT SERVICES (CURRENT EMPLOYER) LEASES YOUR
SERVICES TO NEW PARTNERSHIP
➢
NEW PARTNERSHIP PROVIDES YOUR SERVICES TO YOUR FORMER
PARTNERSHIP(S) AND RECEIVES SERVICE FEES FROM FORMER
PARTNERSHIP PURSUANT TO MANAGEMENT AGREEMENT

PARTNERSHIP RESTRUCUTRING
▪
LIMITED PARTNERS WILL HAVE SAME
PARTNERSHIP TERMS AS EXISTING RESTAURANT PARTNERSHIPS
▪
NO CHANGE TO PERCENTAGE OF CASH
DISTRIBUTIONS
▪
NO CHANGE TO CALCULATION OF CASH
DISTRIBUTIONS
▪
NO CHANGE TO PEP PROGRAM ON COMPLETION OF CONTRACT
Confidential Property of OSI
Restaurant Partners, Inc.
▪
NO CHANGE TO PARTNERSHIP BUY-OUTS

ADDITIONAL COMMUNICATIONS
▪
You will receive memos from us describing in
more detail:
➢
Improvements to Managing Partner, Operating
Partner, Chef Partner and JVP Programs
➢
Restructuring of your limited partnerships
▪
You will also receive legal documents to sign
and return, including:
➢
Restructuring Agreement
➢
Amended and Restated Employment Agreement
➢
New Limited Partnership Agreement
Confidential Property of OSI
Restaurant Partners, Inc.

IMPORTANT NOTICE
Confidential Property of OSI
Restaurant Partners, Inc.

IMPORTANT NOTICE
▪
Additional Information and Where to Find It
▪
In connection with the proposed transaction, a proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC’s free internet site. Free copies of OSI Restaurant Partners’ SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.
▪
Participants in the Solicitation
▪
OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.
Confidential Property of OSI
Restaurant Partners, Inc.